EXHIBIT 10.3

LOCK-UP AGREEMENT

September 1, 2006

KBL Healthcare Acquisition Corp. II

757 Third Avenue, 21st Floor

New York, New York 10017

Attention: Marlene Krauss, M.D.

Re:    Securities Issued in Transactions with Summer Infant, Inc. and Companies

Ladies and Gentlemen:

In connection with the Agreement and Plans of Reorganization (“Agreement”), dated September 1, 2006 by and among KBL Healthcare Acquisition Corp. II (“Corporation”), a wholly owned subsidiary of the Corporation, Summer Infant, Inc., a Rhode Island corporation (“SII”), Summer Infant Europe, Ltd., a United Kingdom limited company (“SIE”), Summer Infant Asia, Ltd., a Hong Kong limited company (“SIA” and collectively, with SII and SIE, the “Targets”), and the stockholders (“Stockholders”) of each of the Targets, to induce the Corporation to enter into the Agreement and consummate the Transactions (as defined in the Agreement), the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of stock, $.0001 par value, of the Corporation (“Parent Common Stock”) issued to the undersigned in connection with the Transactions (the “Restricted Securities”); or

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise.

As used herein, “Restricted Period” means the period commencing on the Closing Date (as defined in the Agreement) and ending April 21, 2008.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, to any other Stockholder or the undersigned’s “family members” (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members”; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities except in accordance with this Lock-Up Agreement. For purposes of this sub-paragraph, “family member” shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse. Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities in accordance with this Lock-Up Agreement.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released in whole or part from the terms hereof only upon the approval of the board of directors of the Corporation (the “Board”) and the Committee referred to in Section 1.14(a) of the Agreement. Notwithstanding the foregoing, all of the Restricted Securities subject to this Lock-Up Agreement shall be released from the terms hereof upon the termination of the Stock Escrow Agreement (including any early termination by resolution of the Board) between Continental Stock Transfer & Trust Co., the Corporation and certain stockholders of the Corporation, dated April 21, 2005.

The undersigned hereby authorizes the Corporation’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s heirs, successors, executors, administrators, conservators and permitted assigns, and is executed as an instrument governed by the laws of the State of Delaware.

Very truly yours,

(Signature)

Name (Print):

Address:

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